                                                 Registration No. 33-___________

      As filed with the Securities and Exchange Commission on July 30, 1996
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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                              OLYMPIC FINANCIAL LTD.
            (Exact name of registrant as specified in its charter)

           Minnesota                                      41-1664848
   (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification No.)
                               ___________________

                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                          (Address, including zip code,
                 of registrant's principal executive offices)
                               ___________________

                        NON-STATUATORY STOCK OPTION AGREEMENTS
                                     between
                              OLYMPIC FINANCIAL LTD.
                                       and
                                 WARREN KANTOR
                            (Full title of the plan)
                               ___________________

                                 Jeffrey C. Mack
                             Olympic Financial Ltd.
                            Olympic Financial Center
                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2435
                                 (612) 942-9880
                       (Name, address and telephone number,
              including area code, of agent for service of process)
                              ___________________

                                   Copy to:
                           Richard G. Swanson, Esq.
                             Dorsey & Whitney LLP
                            220 South Sixth Street
                         Minnesota, Minnesota  55402
                              ___________________

                       CALCULATION OF REGISTRATION FEE
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                                                        Proposed maximum    Proposed maximum
                                        Amount to be   offering price per  aggregate offering      Amount of
Title of securities to be registered     registered         share(1)              price         registration fee
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Common stock, $.01 par value              140,000         $16.81              $2,353,400            $811.52
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for shares of the Registrant's Common Stock on July 26, 1996, as reported by the New York Stock Exchange.
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                                          PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1995;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter March 31, 1996;

          (c) The Registrant's Current Reports on Form 8-K dated February 20, 1996 and March 15, 1996; and

          (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A-1, File
     No. 1-14276.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article 6 of the Registrant's Restated Bylaws, as amended, provides that directors, officers, employees and agents, past or present, of the Registrant, and persons serving as such of another corporation or entity at the request of the Registrant, shall be indemnified by the Registrant for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Minnesota Statutes 302A.521.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number          Description
     -------         -----------
     4.1 Non-Statutory Stock Option Agreement, dated December 19, 1994, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.36 to Registrant's registration statement on Form S-2, File No. 33-90108)

     4.2 Non-Statutory Stock Option Agreement, dated January 1, 1996, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.60 to Registrant's Annual Report on Form 10-K/A-2 for the year ended
                    December 31, 1995)

     5.1            Opinion of Dorsey & Whitney LLP

     23.1           Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

     23.2           Consent of Independent Public Accountants

     24             Power of Attorney (included on signature page)

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering the thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, Minnesota on the 30th day of July 1996.

                                   OLYMPIC FINANCIAL LTD.

                                   By /s/ Jeffrey C. Mack
                                      -------------------------------------
                                      Jeffrey C. Mack
                                      Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Mack and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

      Signature                          Title                             Date


  /s/ Jeffrey C. Mack        Chief Executive Officer, President and       July 30, 1996
- --------------------------   Director  (Principal Executive Officer)
    Jeffrey C. Mack

   /s/ John A. Witham       Executive Vice President and Chief Financial  July 30, 1996
- --------------------------   Officer  (Principal Financial Officer)
    John A. Witham

 /s/ Brian S. Anderson           Senior Vice President, Corporate         July 30, 1996
- --------------------------     Controller and Assistant Secretary
   Brian S. Anderson              (Principal Accounting Officer)

 /s/ Scott H. Anderson                      Director                      July 30, 1996
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   Scott H. Anderson

 /s/ A. Mark Berlin, Jr.                    Director                      July 30, 1996
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  A. Mark Berlin, Jr.

/s/ Lawrence H. Bistodeau                   Director                      July 30, 1996
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  Lawrence H. Bistodeau

  /s/ Robert J. Cresci                      Director                      July 30, 1996
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    Robert J. Cresci

   /s/ James L. Davis                       Director                      July 30, 1996
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    James L. Davis

   /s/ Warren Kantor                        Director                      July 30, 1996
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    Warren Kantor

   /s/ Richard A. Zona                      Director                      July 30, 1996
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    Richard A. Zona

/s/ Frederick W. Zuckerman                  Director                      July 30, 1996
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  Frederick W. Zuckerman

                               EXHIBIT INDEX TO
                                   FORM S-8

                           OLYMPIC FINANCIAL LTD.


     Exhibit
     Number     Description                                             Page No.
     -------    -----------                                             --------
     4.1       Non-Statutory Stock Option Agreement, dated December 19,
               1994, between the Registrant and Warren Kantor
               (incorporated by reference to Exhibit 10.36 to Registrant's registration statement on Form S-2, File
               No. 33-90108)

     4.2 Non-Statutory Stock Option Agreement, dated January 1, 1996, between the Registrant and Warren Kantor
               (incorporated by reference to Exhibit 10.60 to Registrant's Annual Report on Form 10-K/A-2 for the year ended December 31, 1995)

     5.1       Opinion of Dorsey & Whitney LLP

     23.1      Consent of Dorsey & Whitney LLP (included in
                Exhibit 5.1)

     23.2      Consent of Independent Public Accountants

     24        Power of Attorney (included on signature page)